Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us in this Pre-Effective Amendment No. 2 to the Registration Statement of Highland Distressed Opportunities, Inc. (the “Company”) on Form N-2 filed by the Company under the Securities Act of 1933, as amended (Registration No. 333-137435) under the heading “Report of Independent Registered Public Accounting Firm” in the Prospectus and Registration Statement. We also consent to the reference to us under the heading “Experts” in Pre-Effective Amendment No. 2.

Dallas, Texas
February 2, 2007